Exhibit 99(a)(1)(B)

LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER TO PURCHASE DATED APRIL 29, 2025
THE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON
MAY 27, 2025, UNLESS THE OFFER IS EXTENDED

Any questions concerning the offer or this Letter of Transmittal can be directed as follows:

If using e-mail:	AIProcessing@umb.com*
If using overnight mail:	If using standard mail:
Monroe Capital Income Plus Corporation C/O UMB Fund Services, Inc. 235 W Galena Street Milwaukee, WI 53212	Monroe Capital Income Plus Corporation PO Box 2175 Milwaukee, WI 53212

Telephone:	855-700-7970

 *IMPORTANT: this email will not reply to responses, for inquiries related to your Tender Offer please use the phone number above. All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Send one email per tender, supporting documentation may be sent as an additional attachment.

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to Monroe Capital Income Plus Corporation (the “Company”).

The offer to purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

Ladies and Gentlemen:

This Letter of Transmittal is provided in connection with the Company’s offer (the “Offer to Purchase”) dated April 29, 2025 to purchase up to 11,828,164 shares of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”). This amount represents approximately 5.0% of the Company’s Common Stock outstanding as of March 31, 2025. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and is incorporated in the State of Maryland. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s)  to the Company the number of Shares specified below in Section B “Number of Shares Being Tendered” for purchase by the Company at a price per share equal to the net asset value (“NAV”) per Share of the Company’s Common Stock on May 28, 2025 (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, collectively constitute the “Offer”). The Offer will expire at 11:59 P.M., Central Time, on May 27, 2025 (the “Expiration Date”), unless extended.

Subject to, and effective upon, acceptance for payment for the Shares tendered herewith, in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer.

The name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with such investor(s)’ purchase of the Shares, unless such investor(s)’ Shares have been transferred, in which event the name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the stock ledger maintained in book-entry form by UMB Fund Services, Inc., the Company’s transfer agent. The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer. The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made by the Company promptly following the expiration of the Offer, and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the Signatory will be made on behalf of the Company by check or wire transfer to the account identified by the Signatory below.

If the Signatory participates in the Company’s dividend reinvestment plan (“DRIP”), the Signatory will continue to participate in the DRIP unless the Company is otherwise notified by the Signatory. Notwithstanding the foregoing, if the Signatory tenders all of their Shares in the Offer (whether or not the Company accepts all such Shares for payment pursuant to the Offer), the Signatory’s participation in the DRIP will automatically cease with respect to distributions scheduled to be paid after the Expiration Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

TENDER AUTHORIZATION FORM

A. SHAREHOLDER(S) INFORMATION

Beneficial Owner(s) Information

Name:

Address:

(street)

(city/state)(zip)

Social Security or Tax ID No.:

Monroe Account No.:

Telephone No.

Name:

Address:

(street)

(city/state)(zip)

Social Security or Tax ID No.:

Monroe Account No.:

Telephone No.

Shares are held through an individual retirement account or other qualified pension account: ☐ Yes ☐ No

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Company’s transfer agent)*

* For positions registered in the name of a custodian, the signature of the custodian is required with an original signature guarantee included. Please ensure the custodian signs this Letter of Transmittal in the “Registered Holder Signature” block in Section E and submits this form with the original signature guarantee reflected.

Name of Registered Holder:

(e.g., custodian if shares are registered in the name of a custodian)

Address:

(street) (city/state) (zip)

Tax ID No.:	Telephone No.:

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated April 29, 2025.

B. NUMBER OF SHARES BEING TENDERED (select one option)

☐ All Shares owned as of the Expiration Date

☐ Other number of Shares:

C. REMITTANCE INFORMATION (select one option, if applicable)

If no option is selected, (i) all proceeds from tenders processed for custodial accounts will be remitted to the custodian and (ii) all proceeds from tenders processed for non-custodial accounts will be remitted to the address of record for the owner(s).

☐ Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.

☐  Remit payment in the name of the owner(s) directly to the bank account of the owner(s) or custodian of record, as applicable, on record with the Company. If no such bank account information is on record with the Company, payment will be remitted in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.

☐  Remit payment to, and in the name of, the following third party (signature guarantee required in Section E):

Name:

Address:

(street) (city/state) (zip)

☐ Remit payment in the name of the following account holder and to the following bank account via ACH (signature guarantee required in Section E):

Bank Name:

Bank Routing No.:

Bank Account No.:

Bank Account Holder Name:

Security or Tax ID No.:

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated April 29, 2025.

D. COST BASIS INFORMATION (information required for tax reporting purposes)

Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with this Offer. If the owner(s) does not provide this information, the Company will use its chosen default method, First-In, First-Out (FIFO). Hence, unless the owner(s) have previously directed the Company to use another method, the Company’s default method, First-In, First-Out (FIFO), will be used to calculate the gain or loss associated with this Offer. Note that the Company’s default method may not be the most tax advantageous method. You may want to consult their financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact the Monroe Call Center at 312-568-7882.

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated April 29, 2025.

E. SIGNATURE (all registered holders must sign)

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by the Company, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Letter of Transmittal, the Signatory hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated in Section B “Number of Shares Being Tendered” above.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature-Beneficial Owner	Signature-Beneficial Owner

Date	Date

Registered Holder Signature (if different than above, e.g., custodial accounts; print name exactly as it appears on the subscription
agreement or as indicated on the stock ledger
maintained by the Company’s transfer agent):

Signature-Registered Holder

Print Name of Registered Holder
_______________________________________ Title of Signatory

Date

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated April 29, 2025.

Signature Guarantee:*
The undersigned hereby guarantees the
signature of the registered holder, or if no registered holder is provided, the beneficial
owner which appears above on this Letter of Transmittal.	Signature Guarantee:*
The undersigned hereby guarantees the
signature of the registered holder, or if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.
Institution Issuing Guarantee:	Institution Issuing Guarantee:
Name	Name

Address	Address

(street)	(street)

(city/state) (zip)	(city/state) (zip)

Authorized Signature	Authorized Signature

* Signature Guarantee must be original and needs to be completed if required by Section C “Remittance Information,” or if the tendered Shares are registered in the name of a custodian.

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated April 29, 2025.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1.    Guarantee of Signatures.    If required by Section C “Remittance Information,” or if the tendered Shares are registered in the name of a custodian, signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).

2.    Delivery of Letter of Transmittal.    This Letter of Transmittal, properly completed and duly executed, should be sent by e-mail, mail or courier or delivered by personal delivery to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.

If you hold your Shares of the Company with a custodian and wish to participate in the Offer, you must properly complete and deliver this Letter of Transmittal, along with any custodian forms, directly to your custodian for their signature. There may be additional internal processing times required by your custodian. Should the Company not receive your custodian’s instructions prior to the Expiration Date, your request will be deemed not in good order and you will not be considered for the Offer.

A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 11:59 P.M., Eastern Time, on May 27, 2025, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3.    Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a)   For purposes of this Letter of Transmittal, the term “investor” means the person or persons registered as the holder or holders of the Shares on the Company’s stock ledger. If this Letter of Transmittal is signed by the investor(s) of the Shares to be tendered, the signature(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the investor(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by UMB Fund Services, Inc., the Company’s transfer agent.

(b)   If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)   If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

(d)   If this Letter of Transmittal is signed by a person other than the investor(s) of the Shares, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the investor(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares or of the name of the last transferee indicated on the stock ledger maintained in book-entry form by UMB Fund Services, Inc., the Company’s transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the investor(s) of the Shares, such signature(s) must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, NOR MONROE CAPITAL BDC ADVISORS, LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

4.    Payment Instructions. The Purchase Price will be remitted by UMB Fund Services, Inc., the Company’s transfer agent, pursuant to the instructions associated with the account being tendered as maintained in their stock ledger. Please contact the Company should you wish to make updates to the instructions currently on file. If the tendered Shares are registered in the name of a custodian, the payment will be made to the custodian.

5.    Determinations of Validity.    All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering shareholders to challenge the Company’s determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

6.    Requests for Assistance or Additional Copies.    Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address set forth on the cover page of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.

7.    Tax Information.

(a)  Withholding. The Company is entitled to deduct and withhold from the Purchase Price otherwise payable to any investor whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the investor in respect of which such deduction and withholding was made.

(b)  Cost Basis Information. Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with this Offer. If the owner(s) does not provide this information, the Company will use its chosen default method, First-In, First-Out (FIFO). Hence, unless the owner(s) have previously directed the Company to use another method, the Company’s default method, First-In, First-Out (FIFO), will be used to calculate the gain or loss associated with this Offer. Note that the Company’s default method may not be the most tax advantageous method. You may want to consult their financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact the Monroe Call Center at 312-568-7882.

(c)  Backup Withholding.    Each investor that desires to tender Shares must, unless an exemption applies, provide the Company with such investor’s taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury, or alternatively and if applicable, a Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY, or Form W-8EXP. If the investor is an individual, the taxpayer identification number generally is his or her social security number. If the Company is not provided with the correct taxpayer identification number, the investor may be subject to penalties imposed by the IRS in addition to being subject to backup withholding.

Investors are required to give the Company the taxpayer identification number(s) of the investor(s) of the Shares by completing the IRS Form W-9 included with this Letter of Transmittal or if applicable completing and filing another applicable withholding certificate, such as Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY, or Form W-8EXP. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the instructions for the applicable form, for example, Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.

If backup withholding applies, the Company is required to withhold a portion of any payment made to the shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the investor from the IRS.

Certain investors (including, among others, most corporations and certain non-U.S. persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of non-U.S. status, an investor must generally submit a properly completed Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8ECI, Form W-8EXP, or other applicable form, signed under penalties of perjury, attesting to that person’s non-U.S. status. An investor generally would use an IRS Form W-8BEN or IRS Form W-8BEN-E to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with its conduct of a trade or business in the United States. A non-U.S. investor may also use Form W-8BEN or Form W-8BEN-E to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

INVESTORS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

* * *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.